Exhibit 10.4

GENERAL SECURITY AGREEMENT

Dated as of June [     ], 2007

TO:	Name: CIT FINANCIAL LTD. Address: 207 Queen’s Quay West, Toronto, Ontario M5J 1A7 Attention: Legal Department Facsimile: 416-507-5223

RECITALS:

A. INTERNATIONAL CONDUITS LTD. (the “Debtor”) is, or may become, indebted or liable to CIT FINANCIAL LTD. (the “Creditor”) pursuant to the terms of a credit agreement dated as of the date hereof (as amended, supplemented, restated or replaced from time to time, the “Credit Agreement”).

B. To secure the payment and performance of the Obligations, the Debtor has agreed to grant to the Creditor the Security Interests in respect of the Collateral in accordance with the terms of this Agreement.

For good and valuable consideration, the receipt and adequacy of which are acknowledged by the Debtor, the Debtor agrees with and in favour of the Creditor as follows:

1. Definitions. In this Agreement capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement. The rules of construction specified in Section 1.2 of the Credit Agreement shall also apply to this Agreement. Unless otherwise defined herein or in the Credit Agreement, all terms that are defined in the PPSA shall have the same meanings herein as given to them in the PPSA. As used in this Agreement, the following terms have the following meanings:

“Accessions”, “Account”, “Chattel Paper”, “Certificated Security”, “Consumer Goods”, “Document of Title”, “Equipment”, “Futures Account”, “Futures Contract”, “Futures Intermediary”, “Goods”, “Instrument”, “Intangible”, “Inventory”, “Investment Property”, “Money”, “Proceeds”, “Securities Account”, “Securities Intermediary”, “Security”, “Security Certificate”, “Security Entitlement”, and “Uncertificated Security” have the meanings given to them in the PPSA.

“Agreement” means this agreement, including the schedules and recitals to this agreement, as it or they may be amended, supplemented, restated or replaced from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular section or other portion of this Agreement.

“Books and Records” means all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Personal Property of the Debtor which are at any time owned by the Debtor or to which the Debtor (or any Person on the Debtor’s behalf) has access.

“Business Day” means any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

“Collateral” means all of the present and after-acquired:

(i)	undertaking;

(ii)
Personal Property (including, without limitation, all Books and Records, Permits and any Personal Property that may be described in any schedule to this Agreement or any schedules, documents or listings that the Debtor may from time to time provide to the Creditor in connection with this Agreement), except for any Securities held by the Debtor in any of its Subsidiaries; and

(iii)
real property (including any real property that may be described in any schedule to this Agreement or any schedules, documents or listings that the Debtor may from time to time provide to the Creditor in connection with this Agreement and including all Fixtures (together with accessions thereto and replacement parts therefor), improvements, buildings and other structures placed, installed or erected from time to time on any such real property), of the Debtor, including all such property in which the Debtor now or in the future has any right, title or interest whatsoever, whether owned, leased, licensed, possessed or otherwise held by the Debtor, and all Proceeds thereof (including, without limitation, all insurance and claims for insurance effected or held for the benefit of the Debtor in respect thereof), wherever located.

“Contracts” means all contracts, licences and agreements to which the Debtor is at any time a party or pursuant to which the Debtor has at any time acquired rights, and includes (i) all rights of the Debtor to receive money due and to become due to it in connection with a contract, licence or agreement, (ii) all rights of the Debtor to damages arising out of, or for breach or default in respect of, a contract, licence or agreement, and (iii) all rights of the Debtor to perform and exercise all remedies in connection with a contract, licence or agreement.

“Copyrights” means all of the following now owned or hereafter acquired by a Debtor: (a) all copyright rights in any work subject to the copyright laws of Canada or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in Canada or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the Canadian Intellectual Property Office or any similar office or agency in any other country or any political subdivision thereof, including those listed on Schedule A hereto.

“Credit Agreement” has the meaning set out in the recitals hereto.

“Creditor” has the meaning set out in the recitals hereto.

“Debtor” has the meaning set out in the recitals hereto.

“Fixtures” means, with respect to the Debtor, all “fixtures” (as defined in the PPSA), including, without limitation, all trade fixtures, facilities and equipment, however affixed or attached to real property or buildings or other structures on real property, now owned or hereafter acquired by the Debtor.

“Governmental Authority” means the Government of Canada, any other nation or any political subdivision thereof, whether provincial, state, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, fiscal or monetary authority or other authority regulating financial institutions, and any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the Bank Committee on Banking Regulation and Supervisory Practices of the Bank of International Settlements.

“Industrial Design” means a design for a finished article which has been registered under the Industrial Design Act (Canada).

“Intellectual Property Rights” means all industrial and intellectual and similar property rights of the Debtor of every kind and nature or in which the Debtor has any right, title or interest, including Copyrights, Patents, unpatented inventions, Trade marks, Industrial Designs, confidential or proprietary technical and business information, integrated circuit topographies, know-how, show-how and trade secrets, all Contracts related to any such industrial and intellectual property rights, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Issuer” has the meaning given to that term in the STA.

“Lien” means, (a) with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothec (whether movable or immovable), hypothecation, encumbrance, charge, security interest, royalty interest, adverse claim, defect to title or right of set off in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, title retention agreement or consignment agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any asset, (c) any purchase option, call or similar right of a third party with respect to such asset, (d) any netting arrangement, defeasance arrangement or reciprocal fee arrangement, and (e) any other arrangement having the effect of providing security.

“Obligations” means all present and future indebtedness, liabilities and obligations of any and every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Debtor to the Creditor under, in connection with or with respect to the Loan Documents, and any unpaid balance thereof.

“Organizational Documents” means, with respect to any Person, such Person’s articles or other charter documents, by-laws, unanimous shareholder agreement, partnership agreement or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to such Person.

“Patents” means all of the following now owned or hereafter acquired by the Debtor: (a) all letters patent of Canada or any other country, including registrations recordings and pending application in Canadian Intellectual Property Office or any similar offices in any other country, including those listed on Schedule A hereto, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extension thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Permits” means all permits, licences, waivers, exemptions, consents, certificates, authorizations, approvals, franchises, rights-of-way, easements and entitlements that the Debtor has, requires or is required to have, to own, possess or operate any of its property or to operate and carry on any part of its business.

“Permitted Liens” means the Security Interests and all other Liens permitted in writing by the Creditor in the Credit Agreement.

“Person” includes any natural person, corporation, company, limited liability company, unlimited liability company, trust, joint venture, association, incorporated organization, partnership, Governmental Authority or other entity.

“Personal Property” means personal property and includes Accounts, Chattel Paper, Contracts Documents of Title, Equipment, Goods, Instruments, Intangibles, Intellectual Property Rights, Inventory, Investment Property, Money, and Securities.

“Pledged Certificated Securities” means any and all Collateral that is a Certificated Security.

“Pledged Futures Contracts” means any and all Collateral that is a Futures Contract.

“Pledged Futures Accounts” means any and all Collateral that is a Futures Account.

“Pledged Futures Intermediary” means, at any time, any Person which is at such time is a Futures Intermediary at which a Pledged Futures Account is maintained.

“Pledged Futures Intermediary’s Jurisdiction” means, with respect to any Pledged Futures Intermediary, its jurisdiction as determined under section 7.1(4) of the PPSA.

“Pledged Issuer” means, at any time, any Person which is at such time an Issuer with respect to any Pledged Securities or Pledged Security Entitlements.

“Pledged Issuer’s Jurisdiction” means, with respect to any Pledged Issuer, its jurisdiction as determined under section 44 of the STA.

“Pledged Security Certificates” means any and all Security Certificates representing the Pledged Certificated Securities.

“Pledged Securities” means any and all Collateral that is a Security.

“Pledged Securities Accounts” means any and all Collateral that is a Securities Account.

“Pledged Securities Intermediary” means, at any time, any Person which is at such time is a Securities Intermediary at which a Pledged Securities Account is maintained.

“Pledged Securities Intermediary’s Jurisdiction” means, with respect to any Securities Intermediary, its jurisdiction as determined under section 45(2) of the STA.

“Pledged Security Entitlements” means any and all Collateral that is a Security Entitlement.

“Pledged Uncertificated Securities” means any and all Collateral that is an Uncertificated Security.

“PPSA” means the Personal Property Security Act as in effect from time to time in the Province of Ontario including all regulations from time to time made under such legislation; provided that, if validity, perfection or the effect of perfection or non-perfection or the priority of the Security Interest granted hereunder in any Collateral or the rights and remedies of the Creditor are governed by the PPSA or other similar legislation as in effect in a jurisdiction other than Ontario, then "PPSA" shall mean the Personal Property Security Act or other similar legislation, including all regulations from time to time made under such legislation, as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such validity, perfection, effect of perfection or non-perfection, to priority or to such rights and remedies.

“Prime Rate” means the rate announced by the Creditor from time to time as its prime rate for Canadian Dollar commercial loans made in Canada.

“Proceeds” means all “proceeds” (as defined in the PPSA), including without limitation (i) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to the Creditor or to the Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under colour of governmental authority), (iii) any and all profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receiver” means a receiver, a manager or a receiver and manager.

“Release Date” means the date on which all the Obligations have been indefeasibly paid and discharged in full and the Creditor has no further obligations to the Debtor under the Loan Documents pursuant to which further Obligations might arise.

“Security Interests” means the Liens created by the Debtor in favour of the Creditor under this Agreement.

“STA” means the Securities Transfer Act of the Province of Ontario, as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Trademarks” means all of the following now owned or hereafter acquired by the debtor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the Canadian Intellectual Property Office or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule A hereto, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interest that uniquely reflect or embody such goodwill.
“ULC” means an Issuer that is an unlimited company or unlimited liability company.

“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), and any future laws governing ULCs.

“ULC Shares” means shares or other equity interests in the capital stock of a ULC.

2. Grant of Security Interests. As general and continuing collateral security for the prompt and complete payment and performance when due of all of the Obligations, the Debtor pledges, hypothecates, mortgages, charges, transfers and assigns (by way of security) to the Creditor, and grants to the Creditor a security interest in, the Collateral.

3. Limitations on Grant of Security Interests. If the grant of any Security Interest in respect of any Contract, Intellectual Property Right or Permit under Section 2 would result in the termination or breach of such Contract, Intellectual Property Right or Permit, then such Contract, Intellectual Property Right or Permit will not be subject to any Security Interest under Section 2 but will be held in trust by the Debtor for the benefit of the Creditor and, on the exercise by the Creditor of any of its rights or remedies under this Agreement following an Event of Default will be assigned by the Debtor as directed by the Creditor, provided that the Security Interests shall attach to such Contract, Intellectual Property Right or Permit, or applicable portion thereof, immediately at such time as the condition causing such termination or breach is remedied. In addition, the Security Interests do not attach to Consumer Goods or extend to the last day of the term of any lease or agreement for lease of real property. Such last day will be held by the Debtor in trust for the Creditor and, on the exercise by the Creditor of any of its rights or remedies under this Agreement following an Event of Default, will be assigned by the Debtor as directed by the Creditor. For greater certainty, no Intellectual Property Right shall be transferred to the Creditor by sole virtue of the grant of the Security Interests contained in Section 2.

4. Attachment; No Obligation to Advance. The Debtor confirms that value has been given by the Creditor to the Debtor, that the Debtor has rights in the Collateral existing at the date of this Agreement and that the Debtor and the Creditor have not agreed to postpone the time for attachment of any of the Security Interests to any of the Collateral. The Security Interests will have effect and be deemed to be effective whether or not the Obligations or any part thereof are owing or in existence before or after or upon the date of this Agreement. Neither the execution and delivery of this Agreement nor the provision of any financial accommodation by the Creditor shall oblige the Creditor to make any financial accommodation or further financial accommodation available to the Debtor or any other Person.

5. Representations and Warranties. The Debtor represents and warrants to the Creditor that, as of the date of this Agreement:

(i)	Debtor Information. All of the information set out in Schedule A is accurate and complete.

(ii)
Title; No Other Security Interests. Except for Permitted Liens, the Debtor owns (or, with respect to any leased or licensed property forming part of the Collateral, holds a valid leasehold or licensed interest in) the Collateral free and clear of any Liens. The Debtor is the record and beneficial owner of all Collateral that is Investment Property. No security agreement, financing statement or other notice with respect to any or all of the Collateral is on file or on record in any public office, except for filings with respect to Permitted Liens.

(iii)
Amount of Accounts. The amount represented by the Debtor to the Creditor from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount so owing by such account debtor or debtors and, unless disclosed in writing by the Debtor to the Creditor at that time, will be owed free of any dispute, set-off or counterclaim. Except as disclosed in writing by the Debtor to the Creditor, neither the Debtor nor (to the best of the Debtor’s knowledge) any other party to any Account or Contract is in default or is likely to become in default in the performance or observance of any of the terms of such Account or Contract where such default is or could reasonably be expected to be materially adverse to the Debtor or the Creditor.

(iv)
Consent to Transfer. For the purposes of complying with any transfer restrictions contained in the Organizational Documents of any Pledged Issuer, the Debtor hereby irrevocably consents to any transfer of the Pledged Securities of such Pledged Issuer.

(v)
Intellectual Property Rights. All Intellectual Property Rights, the nature of the Debtors right, title or interest therein, and all registrations and applications for registrations pertaining thereto, are described in Schedule A to this Agreement. Each Intellectual Property Right is valid, subsisting, unexpired, enforceable, and has not been abandoned. In the case of copyright works, the Debtor has obtained full and irrevocable waivers of all moral rights or similar rights pertaining to such works. Except as set out in Schedule A to this Agreement, none of the Intellectual Property Rights have been licensed or franchised by the Debtor to any Person or, to the best of the Debtor’s knowledge, infringed or otherwise misused by any Person. Except as set out in Schedule A to this Agreement, the exercise of any Intellectual Property Right, or any licensee or franchisee thereof, has not infringed or otherwise misused any intellectual property right of any other Person, and the Debtor has not received and is not aware of any claim of such infringement or other misuse.

(vi)	Due Authorization. The Pledged Securities have been duly authorized and validly issued and are fully paid and non-assessable.

(vii)
Warrants, Options, etc. There are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Securities.

(viii)
No Required Disposition. There is no existing agreement, option, right or privilege capable of becoming an agreement or option pursuant to which the Debtor would be required to sell or otherwise dispose of any Pledged Securities or under which any Pledged Issuer thereof has any obligation to issue any Securities of such Pledged Issuer to any Person.

6. Survival of Representations and Warranties. All representations and warranties made by the Debtor in this Agreement (a) are material, (b) will be considered to have been relied on by the Creditor, and (c) will survive the execution and delivery of this Agreement or any investigation made at any time by or on behalf of the Creditor and any disposition or payment of the Obligations until the Release Date.

7. Covenants. The Debtor covenants and agrees with the Creditor that:

(i)
Further Documentation. The Debtor will from time to time, at the expense of the Debtor, promptly and duly authorize, execute and deliver such further instruments and documents, and take such further action, as the Creditor may request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Agreement (including the filing of any financing statements or financing change statements under any applicable legislation with respect to the Security Interests). The Debtor acknowledges that this Agreement has been prepared based on the existing laws in the Province referred to in the “Governing Law” section of this Agreement and that a change in such laws, or the laws of other jurisdictions, may require the execution and delivery of different forms of security documentation. Accordingly, the Debtor agrees that the Creditor will have the right to require that this Agreement be amended, supplemented, restated or replaced, and that the Debtor will immediately on request by the Creditor authorize, execute and deliver any such amendment, supplement, restatement or replacement (i) to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise, (ii) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions, or (iii) if the Debtor merges or amalgamates with any other Person or enters into any corporate reorganization, in each case in order to confer on the Creditor Liens similar to, and having the same effect as, the Security Interests.

(ii)
Maintenance of Records. The Debtor will keep and maintain accurate and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Accounts and Contracts. At the written request of the Creditor, the Debtor will mark any Collateral specified by the Creditor to evidence the existence of the Security Interests.

(iii)
Right of Inspection. The Creditor may, at all times during normal business hours, without charge, examine and make copies of all Books and Records, and may discuss the affairs, finances and accounts of the Debtor with its officers and accountants. The Creditor may also, without charge, enter the premises of the Debtor where any of the Collateral is located for the purpose of inspecting the Collateral, observing its use or otherwise protecting its interests in the Collateral. The Debtor, at its expense, will provide the Creditor with such clerical and other assistance as may be reasonably requested by the Creditor to exercise any of its rights under this paragraph.

(iv)
Limitations on Other Liens. The Debtor will not create, incur or permit to exist, and will defend the Collateral against, and will take such other action as is necessary to remove, any and all Liens in and other claims affecting the Collateral, other than the Permitted Liens, and the Debtor will defend the right, title and interest of the Creditor in and to the Collateral against the claims and demands of all Persons.

(v)
Limitations on Dispositions of Collateral. The Debtor will not, without the Creditor’s prior written consent, sell, lease or otherwise dispose of any of the Collateral, except that Inventory may be sold, leased or otherwise disposed of and, subject to the terms of this Agreement, Accounts may be collected, in the ordinary course of the Debtor’s business. Following an Event of Default, all Proceeds of the Collateral (including all amounts received in respect of Accounts) received by or on behalf of the Debtor, whether or not arising in the ordinary course of the Debtor’s business, will be received by the Debtor as trustee for the Creditor and will be immediately paid to the Creditor.

(vi)
Limitations on Modifications, Waivers, Extensions. Other than as permitted by paragraph (g) below, the Debtor will not (i) amend, modify, terminate or waive any provision of any Permit, Contract or any document giving rise to an Account in any manner which is or could reasonably be expected to be materially adverse to the Debtor or the Creditor, or (ii) fail to exercise promptly and diligently its rights under each Contract and each document giving rise to an Account if such failure is or could reasonably be expected to be materially adverse to the Debtor or the Creditor.

(vii)
Maintenance of Collateral. The Debtor will maintain all tangible Collateral in good operating condition, ordinary wear and tear excepted, and the Debtor will provide all maintenance, service and repairs necessary for such purpose. The Debtor shall maintain in good standing all registrations and applications with respect to the Intellectual Property Rights except to the extent that any failure to do so could not reasonably be expected to be materially adverse to the Debtor or the Creditor.

(viii)
Further Identification of Collateral. The Debtor will promptly furnish to the Creditor such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Creditor may from time to time reasonably request, including an updated list of any motor vehicles or other “serial number” goods owned by the Debtor and classified as Equipment, including vehicle identification numbers.

(ix)
Merger or Consolidation. The Debtor will not permit any Pledged Issuer to merge or consolidate unless all of the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation.

(x)
Agreements re Intellectual Property Rights. Promptly upon request from time to time by the Creditor, the Debtor will authorize, execute and deliver any and all agreements, instruments, documents and papers that the Creditor may request to evidence the Security Interests in any Intellectual Property Rights and, where applicable, the goodwill of the business of the Debtor connected with the use of, and symbolized by, any such Intellectual Property Rights.

(xi)
Instruments; Documents of Title; Chattel Paper. Promptly upon request from time to time by the Creditor, the Debtor will deliver to the Creditor, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Creditor may reasonably request, any and all Instruments, Documents of Title and Chattel Paper included in or relating to the Collateral as the Creditor may specify in its request.

(xii)
Pledged Certificated Securities. The Debtor will deliver to the Creditor any and all Pledged Security Certificates and other materials as may be required from time to time to provide the Creditor with control over all Pledged Certificated Securities in the manner provided under section 23 of the STA. At the request of the Creditor, the Debtor will cause all Pledged Security Certificates to be registered in the name of the Creditor or its nominee.

(xiii)
Pledged Uncertificated Securities. The Debtor will deliver to the Creditor any and all such documents, agreements and other materials as may be required from time to time to provide the Creditor with control over all Pledged Uncertificated Securities in the manner provided under section 24 of the STA.

(xiv)
Pledged Security Entitlements. The Debtor will deliver to the Creditor any and all such documents, agreements and other materials as may be required from time to time to provide the Creditor with control over all Pledged Security Entitlements in the manner provided under section 25 or 26 of the STA.

(xv)
Pledged Futures Contracts. The Debtor will deliver to the Creditor any and all such documents, agreements and other materials as may be required from time to time to provide the Creditor with control over all Pledged Futures Contracts in the manner provided under subsection 1(2) of the PPSA.

(xvi)
Partnerships, Limited Liability Companies. The Debtor will ensure that the terms of any interest in a partnership or limited liability company that is Collateral will expressly provide that such interest is a “security” for the purposes of the STA.

(xvii)
Transfer Restrictions. If the constating documents of any Pledged Issuer restrict the transfer of the Securities of such Pledged Issuer, then the Debtor will deliver to the Creditor a certified copy of a resolution of the directors, shareholders, unitholders or partners of such Pledged Issuer, as applicable, consenting to the transfer(s) contemplated by this Agreement, including any prospective transfer of the Collateral by the Creditor upon a realization on the Security Interests.

(xviii)	Notices. The Debtor will advise the Creditor promptly, in reasonable detail, of:

(A)	any change to a Pledged Securities Intermediary’s Jurisdiction, Pledged Issuer’s Jurisdiction, or Pledged Future Intermediary’s Jurisdiction;

(B)	any change in the location of the jurisdiction of incorporation or amalgamation, chief executive office, or domicile of the Debtor;

(C)	any change in the name of the Debtor;

(D)	any merger or amalgamation of the Debtor with any other Person;

(E)	any additional jurisdiction in which the Debtor carries on business or has tangible Personal Property;

(F)	any additional jurisdiction in which material account debtors of the Debtor are located;

(G)	any acquisition of any right, title or interest in real property by the Debtor;

(H)	the creation or acquisition of any Subsidiary of the Debtor;

(I)	any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral; or

(J)	the occurrence of any event, claim or occurrence that could reasonably be expected to have a material adverse effect on the value of the Collateral or on the Security Interests.

The Debtor will not effect or permit any of the changes referred to in clauses (ii) through (viii) above unless all filings have been made and all other actions taken that are required in order for the Creditor to continue at all times following such change to have a valid and perfected first priority Security Interest in respect of all of the Collateral.

8. Voting Rights. Unless an Event of Default has occurred and is continuing, the Debtor will be entitled to exercise all voting power from time to time exercisable in respect of the Pledged Securities and Pledged Security Entitlements and give consents, waivers and ratifications in respect thereof; provided, however, that no vote will be cast or consent, waiver or ratification given or action taken which would be, or would have a reasonably likelihood of being, prejudicial to the interests of the Creditor or which would have the effect of reducing the value of the Collateral as security for the Obligations or imposing any restriction on the transferability of any of the Collateral. Unless an Event of Default has occurred and is continuing the Creditor shall, from time to time at the request and expense of the Debtor, execute or cause to be executed, in respect of all Pledged Securities that are registered in the name of the Creditor or its nominee, valid proxies appointing the Debtor as its (or its nominee’s) proxy to attend, vote and act for and on behalf of the Creditor or such nominee, as the case may be, at any and all meetings of the applicable Pledged Issuer’s shareholders or debt holders, all Pledged Securities that are registered in the name of the Creditor or such nominee, as the case may be, and to execute and deliver, consent to or approve or disapprove of or withhold consent to any resolutions in writing of shareholders or debt holders of the applicable Pledged Issuer for and on behalf of the Creditor or such nominee, as the case may be. Immediately upon the occurrence and during the continuance of any Event of Default, all such rights of the Debtor to vote and give consents, waivers and ratifications will cease and the Creditor or its nominee will be entitled to exercise all such voting rights and to give all such consents, waivers and ratifications.

9. Dividends; Interest. Unless an Event of Default has occurred and is continuing, the Debtor will be entitled to receive any and all cash dividends, interest, principal payments and other forms of cash distribution on the Pledged Securities or Pledge Security Entitlements which it is otherwise entitled to receive, but any and all stock and/or liquidating dividends, distributions of property, returns of capital or other distributions made on or in respect of the Pledged Securities or Pledged Security Entitlements, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any Pledged Issuer or received in exchange for the Pledged Securities, Pledged Security Entitlements or any part thereof or as a result of any amalgamation, merger, consolidation, acquisition or other exchange of property to which any Pledged Issuer may be a party or otherwise, and any and all cash and other property received in exchange for any Pledged Securities or Pledged Security Entitlements will be and become part of the Collateral subject to the Security Interest and, if received by the Debtor, will forthwith be delivered to the Creditor or its nominee (accompanied, if appropriate, by proper instruments of assignment and/or stock powers of attorney executed by the Debtor in accordance with the Creditor’s instructions) to be held subject to the terms of this Agreement; and if any of the Pledged Security Certificates have been registered in the name of the Creditor or its nominee, the Creditor will execute and deliver (or cause to be executed and delivered) to the Debtor all such dividend orders and other instruments as the Debtor may request for the purpose of enabling the Debtor to receive the dividends or other payments which the Debtor is authorized to receive and retain pursuant to this Section. If an Event of Default has occurred and is continuing, all rights of the Debtor pursuant to this Section will cease and the Creditor will have the sole and exclusive right and authority to receive and retain the cash dividends, interest, principal payments and other forms of cash distribution which the Debtor would otherwise be authorized to retain pursuant to this Section. Any money and other property paid over to or received by the Creditor pursuant to the provisions of this Section will be retained by the Creditor as additional Collateral hereunder and be applied in accordance with the provisions of this Agreement.

10. Rights on Event of Default. If an Event of Default has occurred and is continuing, then and in every such case all of the Obligations shall, at the option of the Creditor, become immediately due and payable and the Security Interests shall become enforceable and the Creditor, in addition to any rights now or hereafter existing under applicable law may, personally or by agent, at such time or times as the Creditor in its discretion may determine, do any one or more of the following:

(i)
Rights under PPSA, etc. Exercise all of the rights and remedies granted to secured parties under the PPSA and any other applicable statute, or otherwise available to the Creditor by contract, at law or in equity.

(ii)
Demand Possession. Demand possession of any or all of the Collateral, in which event the Debtor will, at the expense of the Debtor, immediately cause the Collateral designated by the Creditor to be assembled and made available and/or delivered to the Creditor at any place designated by the Creditor.

(iii)	Take Possession. Enter on any premises where any Collateral is located and take possession of, disable or remove such Collateral.

(iv)
Deal with Collateral. Hold, store and keep idle, or operate, lease or otherwise use or permit the use of, any or all of the Collateral for such time and on such terms as the Creditor may determine, and demand, collect and retain all earnings and other sums due or to become due from any Person in respect of any of the Collateral.

(v)
Carry on Business. Carry on, or concur in the carrying on of, any or all of the business or undertaking of the Debtor and enter on, occupy and use (without charge by the Debtor) any of the premises, buildings, plant and undertaking of, or occupied or used by, the Debtor.

(vi)	Enforce Collateral. Seize, collect, receive, enforce or otherwise deal with any Collateral in such manner, on such terms and conditions and at such times as the Creditor deems advisable.

(vii)
Dispose of Collateral. Realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker’s board or office of the Creditor or elsewhere, with or without advertising or other formality, except as required by applicable law, on such terms and conditions as the Creditor may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.

(viii)	Court-Approved Disposition of Collateral. Obtain from any court of competent jurisdiction an order for the sale or foreclosure of any or all of the Collateral.

(ix)
Purchase by Creditor. At any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and, upon compliance with the terms of such sale, hold, retain, sell or otherwise dispose of such Collateral without any further accountability to the Debtor or any other Person with respect to such holding, retention, sale or other disposition, except as required by law. In any such sale to the Creditor, the Creditor may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for any or all of the Obligations then due and payable to it as a credit against the purchase price.

(x)
Collect Accounts. Notify the account debtors under any Accounts of the Debtor of the assignment of such Accounts to the Creditor and direct such account debtors to make payment of all amounts due or to become due to the Debtor in respect of such Accounts directly to the Creditor and, upon such notification and at the expense of the Debtor, enforce collection of any such Accounts, and adjust, settle or compromise the amount or payment of such Accounts, in such manner and to such extent as the Creditor deems appropriate in the circumstances.

(xi)	Transfer of Collateral. Transfer any Collateral that is Investment Property into the name of the Creditor or its nominee.

(xii)
Voting. Vote any or all of the Pledged Securities (whether or not transferred to the Creditor or its nominee) and Pledged Security Entitlements and give or withhold all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof.

(xiii)
Exercise Other Rights. Exercise any and all rights, privileges, entitlements and options pertaining to any Collateral that is Investment Property as if the Creditor were the absolute owner of such Investment Property.

(xiv)
Dealing with Contracts and Permits. Deal with any and all Contracts and Permits to the same extent as the Debtor might (including the enforcement, realization, sale, assignment , transfer, and requirement for continued performance), all on such terms and conditions and at such time or times as may seem advisable to the Creditor.

(xv)
Payment of Obligations. Pay any liability secured by any Lien against any Collateral. The Debtor will immediately on demand reimburse the Creditor for all such payments and, until paid, any such reimbursement obligation shall form part of the Obligations and shall be secured by the Security Interests.

(xvi)
Borrow and Grant Security Interests. Borrow money for the maintenance, preservation or protection of any Collateral or for carrying on any of the business or undertaking of the Debtor and grant Liens on any Collateral (in priority to the Security Interests or otherwise) as security for the money so borrowed. The Debtor will immediately on demand reimburse the Creditor for all such borrowings and, until paid, any such reimbursement obligations shall form part of the Obligations and shall be secured by the Security Interests.

(xvii)
Appoint Receiver. Appoint by instrument in writing one or more Receivers of the Debtor or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Creditor under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time. To the extent permitted by applicable law, any Receiver appointed by the Creditor will (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of the Debtor and not of the Creditor.

(xviii)	Court-Appointed Receiver. Obtain from any court of competent jurisdiction an order for the appointment of a Receiver of the Debtor or of any or all of the Collateral.

(xix)
Consultants. Require the Debtor to engage a consultant of the Creditor’s choice, or engage a consultant on its own behalf, such consultant to receive the full cooperation and support of the Debtor and its agents and employees, including unrestricted access to the premises of the Debtor and the Books and Records; all reasonable fees and expenses of such consultant shall be for the account of the Debtor and the Debtor hereby authorizes any such consultant to report directly to the Creditor and to disclose to the Creditor any and all information obtained in the course of such consultant’s employment.

The Creditor may exercise any or all of the foregoing rights and remedies without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable law) to or on the Debtor or any other Person, and the Debtor hereby waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable law. None of the above rights or remedies will be exclusive of or dependent on or merge in any other right or remedy, and one or more of such rights and remedies may be exercised independently or in combination from time to time. The Debtor acknowledges and agrees that any action taken by the Creditor hereunder following the occurrence and during the continuance of an Event of Default shall not be rendered invalid or ineffective as a result of the curing of the Event of Default on which such action was based.

11. Realization Standards. To the extent that applicable law imposes duties on the Creditor to exercise remedies in a commercially reasonable manner and without prejudice to the ability of the Creditor to dispose of the Collateral in any such manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Creditor (a) to incur expenses reasonably deemed significant by the Creditor to prepare the Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to the Collateral to be disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on the Collateral or to remove Liens against the Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) to dispose of Collateral by way of public auction, public tender or private contract, with or without advertising and without any other formality, (f) to contact other Persons, whether or not in the same business of the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature or an upset or reserve bid or price is established, (h) to dispose of the Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Creditor against risks of loss, collection or disposition of the Collateral or to provide to the Creditor a guaranteed return from the collection or disposition of the Collateral, (l) to the extent deemed appropriate by the Creditor, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Creditor in the collection or disposition of any of the Collateral, (m) to dispose of Collateral in whole or in part, and (n) to dispose of Collateral to a customer of the Creditor, and (o) to establish an upset or reserve bid price in respect of Collateral.

12. Grant of Licence. For the purpose of enabling the Creditor to exercise its rights and remedies under this Agreement when the Creditor is entitled to exercise such rights and remedies, and for no other purpose, the Debtor grants to the Creditor an irrevocable, non-exclusive licence (exercisable without payment of royalty or other compensation to the Debtor) to use, assign or sublicense any or all of the Intellectual Property Rights, including in such licence reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of the same. For any trademarks, service marks and other business indicia, such licence includes an obligation on the part of the Creditor to maintain the standards of quality maintained by the Debtor or, in the case of trademarks, service marks or other business indicia licensed to the Debtor, the standards of quality imposed upon the Debtor by the relevant licence. For copyright works, such licence shall include the benefit of any waivers of moral rights and similar rights.

13. Securities Laws. The Creditor is authorized, in connection with any offer or sale of any Pledged Securities or Pledged Security Entitlements, to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Securities. The Debtor further agrees that compliance with any such limitation or restriction will not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Creditor will not be liable or accountable to the Debtor for any discount allowed by reason of the fact that such Pledged Securities or Pledged Security Entitlements are sold in compliance with any such limitation or restriction. If the Creditor chooses to exercise its right to sell any or all Pledged Securities or Pledged Security Entitlements, upon written request, the Debtor will cause each applicable Pledged Issuer to furnish to the Creditor all such information as the Creditor may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the Creditor in exempt transactions under any laws governing securities, and the rules and regulations of any applicable securities regulatory thereunder, as the same are from time to time in effect.

14. ULC Shares. The Debtor acknowledges that certain of the Collateral may now or in the future consist of ULC Shares, and that it is the intention of Creditor and the Debtor that the Creditor should not under any circumstances prior to realization be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement or any other Loan Document, where the Debtor is the registered and beneficial owner of ULC Shares which are Collateral, the Debtor will remain the sole registered and beneficial owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Creditor or any other Person on the books and records of the applicable ULC. Accordingly, the Debtor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such ULC Shares (except for any dividend or distribution comprised of Pledged Security Certificates, which shall be delivered to the Creditor to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as the Debtor would if such ULC Shares were not pledged to the Creditor pursuant hereto. Nothing in this Agreement, the Credit Agreement or any other Loan Document is intended to, and nothing in this Agreement, the Credit Agreement or any other Loan Document shall, constitute the Creditor or any Person other than the Debtor, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to the Debtor and further steps are taken pursuant hereto or thereto so as to register the Creditor or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the Creditor as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Collateral without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral which is not ULC Shares. Except upon the exercise of rights of the Creditor to sell, transfer or otherwise dispose of ULC Shares  in accordance with this Agreement, the Debtor shall not cause or permit, or enable a Pledged Issuer that is a ULC to cause or permit, the Creditor to: (a) be registered as a shareholder or member of such Pledged Issuer; (b) have any notation entered in their favour in the share register of such Pledged Issuer; (c) be held out as shareholders or members of such Pledged Issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from such Pledged Issuer by reason of the Creditor holding the Security Interests over the ULC Shares; or (e) act as a shareholder of such Pledged Issuer, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such Pledged Issuer or to vote its ULC  Shares.

15. Application of Proceeds. All Proceeds of Collateral received by the Creditor or a Receiver may be applied to discharge or satisfy any expenses (including the Receiver’s remuneration and other expenses of enforcing the Creditor’s rights under this Agreement), Liens on the Collateral in favour of Persons other than the Creditor, borrowings, taxes and other outgoings affecting the Collateral or which are considered advisable by the Creditor or the Receiver to protect, preserve, repair, process, maintain or enhance the Collateral or prepare it for sale, lease or other disposition, or to keep in good standing any Liens on the Collateral ranking in priority to any of the Security Interests, or to sell, lease or otherwise dispose of the Collateral. The balance of such Proceeds may, at the sole discretion of the Creditor, be held as collateral security for the Obligations or be applied to such of the Obligations (whether or not the same are due and payable) in such manner and at such times as the Creditor considers appropriate and thereafter will be accounted for as required by law.

16. Continuing Liability of Debtor. The Debtor will remain liable for any Obligations that are outstanding following realization of all or any part of the Collateral and the application of the Proceeds thereof.

17. Creditor’s Appointment as Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default, the Debtor constitutes and appoints the Creditor and any officer or agent of the Creditor, with full power of substitution, as the Debtor’s true and lawful attorney-in-fact with full power and authority in the place of the Debtor and in the name of the Debtor or in its own name, from time to time in the Creditor’s discretion to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney acting reasonably, may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the effect of this Section, the Debtor grants the Creditor an irrevocable proxy to vote the Pledged Securities and Pledged Security Entitlements and to exercise all other rights, powers, privileges and remedies to which a holder thereof would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities or Pledged Security Entitlements on the books and records of a Pledged Issuer or Pledged Securities Intermediary, as applicable, upon the occurrence of an Event of Default. These powers are coupled with an interest and are irrevocable until the Release Date. Nothing in this Section affects the right of the Creditor as secured party or any other Person on the Creditor’s behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification agreements and other documents relating to the Collateral and this Agreement as the Creditor or such other Person considers appropriate. The Debtor hereby ratifies and confirms, and agrees to ratify and confirm, whatever lawful acts the Creditor or any of the Creditor’s sub-agents, nominees or attorneys do or purport to do in exercise of the power of attorney granted to the Creditor pursuant to this Section.

18. Performance by Creditor of Debtor’s Obligations. If the Debtor fails to perform or comply with any of the obligations of the Debtor under this Agreement, the Creditor may, but need not, perform or otherwise cause the performance or compliance of such obligation, provided that such performance or compliance will not constitute a waiver, remedy or satisfaction of such failure. The expenses of the Creditor incurred in connection with any such performance or compliance will be payable by the Debtor to the Creditor immediately on demand, and until paid, any such expenses will form part of the Obligations and will be secured by the Security Interests.

19. Interest. If any amount payable by the Debtor to the Creditor under this Agreement is not paid when due, the Debtor will pay to the Creditor, immediately on demand, interest on such amount from the date due until paid, at the rate of interest applicable at such time pursuant to the Credit Agreement. All amounts payable by the Debtor to the Creditor under this Agreement, and all interest on all such amounts, compounded monthly on the last Business Day of each month, will form part of the Obligations and will be secured by the Security Interests.

20. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

21. Rights of Creditor; Limitations on Creditor’s Obligations.

(i)
Limitations on Creditor’s Liability. The Creditor will not be liable to the Debtor or any other Person for any failure or delay in exercising any of the rights of the Debtor under this Agreement (including any failure to take possession of, collect, sell, lease or otherwise dispose of any Collateral, or to preserve rights against prior parties). Neither the Creditor, a Receiver nor any agent of the Creditor (including, in Alberta or British Columbia, any sheriff) is required to take, or will have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Collateral in its possession. Neither the Creditor, any Receiver nor any agent of the Creditor will be liable for any, and the Debtor will bear the full risk of all, loss or damage to any and all of the Collateral (including any Collateral in the possession of the Creditor, any Receiver or any agent of the Creditor) caused for any reason other than the gross negligence or wilful misconduct of the Creditor, such Receiver or such agent of the Creditor.

(ii)
Debtor Remains Liable under Accounts and Contracts. Notwithstanding any provision of this Agreement, the Debtor will remain liable under each of the documents giving rise to the Accounts of the Debtor and under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by the Debtor thereunder, all in accordance with the terms of each such document and Contract. The Creditor will have no obligation or liability under any Account of the Debtor (or any document giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Creditor of any payment relating to such Account or Contract pursuant hereto, and in particular (but without limitation), the Creditor will not be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any Account (or any document giving rise thereto) or under or pursuant to any Contract to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any document giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

(iii)
Collections on Accounts and Contracts. The Creditor hereby authorizes the Debtor to collect its Accounts and payments under the Contracts in the normal course of the business of the Debtor and for the purpose of carrying on the same. If required by the Creditor at any time, any payments of Accounts or under Contracts, when collected by the Debtor, will be forthwith (and, in any event, within two Business Days) deposited by the Debtor in the exact form received, duly endorsed by the Debtor to the Creditor if required, in a special collateral account maintained by the Creditor, and until so deposited, will be held by the Debtor in trust for the Creditor, segregated from the other funds of the Debtor. All such amounts while held by the Creditor (or by the Debtor in trust for the Creditor) and all income in respect thereof will continue to be collateral security for the Obligations and will not constitute payment thereof until applied as hereinafter provided. If an Event of Default has occurred and is continuing, the Creditor may apply all or any part of the amounts on deposit in such special collateral account on account of the Obligations in such order as the Creditor may elect.  At the Creditor’s request, the Debtor will deliver to the Creditor any documents evidencing and relating to the agreements and transactions which gave rise to its Accounts and the Contracts, including all original orders, invoices and shipping receipts.

(iv)
Analysis of Accounts. At any time and from time to time, the Creditor will have the right to analyze and verify the Accounts of the Debtor in any manner and through any medium that it reasonably considers advisable, and the Debtor will furnish all such assistance and information as the Creditor may require in connection therewith. If an Event of Default has occurred and is continuing, the Creditor may in its own name or in the name of others (including the Debtor) communicate with account debtors on the Accounts of the Debtor and parties to the Contracts to verify with them to its satisfaction the existence, status, amount and terms of any Account or any Contract. At any time and from time to time, upon the Creditor’s reasonable request and at the expense of the Debtor, the Debtor will furnish to the Creditor reports showing reconciliations, aging and test verifications of, and trial balances for, its Accounts.

(v)
Use of Agents. The Creditor may perform any of its rights or duties under this Agreement by or through agents and is entitled to retain counsel and to act in reliance on the advice of such counsel concerning all matters pertaining to its rights and duties under this Agreement.

22. Dealings by Creditor. The Creditor will not be obliged to exhaust its recourse against the Debtor or any other Person or against any other security it may hold in respect of the Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Creditor may consider desirable. The Creditor may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor and any other Person, and with any or all of the Collateral, and with other security and sureties, as the Creditor may see fit, all without prejudice to the Obligations or to the rights and remedies of the Creditor under this Agreement. The powers conferred on the Creditor under this Agreement are solely to protect the interests of the Creditor in the Collateral and will not impose any duty upon the Creditor to exercise any such powers.

23. Communication. Any notice or other communication required or permitted to be given under this Agreement will be in writing and will be effectively given if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by facsimile transmission or other similar means of electronic communication, in each case to the address or facsimile number of the Debtor or Creditor set out in this Agreement. Any communication so given will be deemed to have been given and to have been received on the day of delivery if so delivered, or on the day of facsimile transmission or sending by other means of recorded electronic communication provided that such day is a Business Day and the communication is so delivered or sent prior to 4:30 p.m. (local time at the place of receipt). Otherwise, such communication will be deemed to have been given and to have been received on the following Business Day. Any communication sent by mail will be deemed to have been given and to have been received on the fifth Business Day following mailing, provided that no disruption of postal service is in effect. The Debtor and the Creditor may from time to time change their respective addresses or facsimile numbers for notice by giving notice to the other in accordance with the provisions of this Section.

24. Release of Information. The Debtor authorizes the Creditor to provide a copy of this Agreement and such other information as may be requested of the Creditor to the extent necessary to enforce the Creditor’s rights, remedies and entitlements under this Agreement.

25. Release of Debtor. Neither the taking of any judgment nor the exercise of any power of seizure or sale shall extinguish the liability of the Debtor to pay the Obligations, nor shall the same operate as a merger of any covenant contained in this Agreement or of any other liability, nor shall the acceptance of any payment or other security constitute or create any novation. Upon the written request of the Debtor given at any time on or after the Release Date, the Creditor shall release the Debtor and the Collateral from the Security Interests and such release shall serve to terminate any licence granted in this Agreement. Upon such release, and at the request and expense of the Debtor, the Creditor shall execute and deliver to the Debtor such releases and discharges as the Debtor may reasonably request.

26. Additional Security. This Agreement is in addition to, and not in substitution of, any and all other security previously or concurrently delivered by the Debtor or any other Person to the Creditor, all of which other security shall remain in full force and effect.

27. Alteration or Waiver. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Creditor. The Creditor will not, by any act or delay, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Creditor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Creditor of any right or remedy hereunder on any one occasion will not be construed as a bar to any right or remedy which the Creditor would otherwise have on any future occasion. Neither the taking of any judgement nor the exercise of any power of seizure or sale will extinguish the liability of the Debtor to pay the Obligations, nor will the same operate as a merger of any covenant contained in this Agreement or of any other liability, nor will the acceptance of any payment or other security constitute or create any novation.

28. Amalgamation. If the Debtor is a corporation, the Debtor acknowledges that if it amalgamates with any other corporation or corporations, then (i) the Collateral and the Security Interests will extend to and include all the property and assets of the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired, (ii) the term “Debtor”, where used in this Agreement, will extend to and include the amalgamated corporation, and (iii) the term “Obligations”, where used in this Agreement, will extend to and include the Obligations of the amalgamated corporation.

29. Governing Law; Attornment. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario. Without prejudice to the ability of the Creditor to enforce this Agreement in any other proper jurisdiction, the Debtor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such province. To the extent permitted by applicable law, the Debtor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such province.

30. Interpretation. Unless otherwise expressly provided in this Agreement, if any matter in this Agreement is subject to the consent or approval of the Creditor or is to be acceptable to the Creditor, such consent, approval or determination of acceptability will be in the sole discretion of the Creditor. If any provision in this Agreement refers to any action taken or to be taken by the Debtor, or which the Debtor is prohibited from taking, such provision will be interpreted to include any and all means, direct or indirect, of taking, or not taking, such action. The division of this Agreement into sections and paragraphs, and the insertion of headings, is for convenience of reference only and will not affect the construction or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders. When used in this Agreement, the word “including” (or “includes”) means including (or includes) without limitation. Any reference in this Agreement to a “Section” means the relevant Section of this Agreement. If more than one Debtor executes this Agreement, their obligations under this Agreement are joint and several. A reference in this agreement to another agreement refers to that other agreement as it may be amended, modified, supplemented, restated or replaced from time to time. A reference in this agreement to a statute refers to that statute as it may be amended and to any restated or successor legislation of comparable effect.

31. Successors and Assigns. This Agreement will enure to the benefit of, and be binding on, the Debtor and its successors and permitted assigns, and will enure to the benefit of, and be binding on, the Creditor and its successors and assigns. The Debtor may not assign this Agreement, or any of its rights or obligations under this Agreement. If the Debtor or the Creditor is an individual, then the term “Debtor” or “Creditor”, as applicable, will also include his or her heirs, administrators and executors.

32. Acknowledgment of Receipt/Waiver. The Debtor acknowledges receipt of an executed copy of this Agreement and, to the extent permitted by applicable law, waives the right to receive a copy of any financing statement or financing change statement registered in connection with this Agreement or any verification statement issued in respect of any such financing statement or financing change statement.

33. Electronic Signature. Delivery of an executed signature page to this Agreement by the Debtor by facsimile or other electronic form of transmission shall be as effective as delivery by the Debtor of a manually executed copy of this Agreement by the Debtor.

[signatures on the next following page]

Dated: as of the date first set out above

INTERNATIONAL CONDUITS LTD.
Address:	209 Brunel Road	By:
	Mississauga, Ontario	Name:
	L4Z 1X3	Title:

Attention:	Steven G. Kempf, President
Facsimile:	905-501-9904

SCHEDULE A
DEBTOR INFORMATION

Full legal name:

Jurisdiction of incorporation or organization:

Address of chief executive office:

Addresses of all places where business is carried on or tangible Personal Property is kept:

Jurisdictions in which all material account debtors are located:

Addresses of all owned real property:

Addresses of all leased real property:

Subsidiaries of the Debtor:

Instruments, Documents of Title and Chattel Paper of the Debtor:

Pledged Certificated Securities:

Pledged Issuer	Securities Owned	% of issued and outstanding Securities of Pledged Issuer	Security Certificate Numbers	Security Certificate Location

Pledged Securities Accounts:

Pledged Securities Intermediary	Securities Account Number	Pledged Securities Intermediary’s Jurisdiction	Pledged Security Entitlements

Pledged Uncertificated Securities:

Pledged Issuer	Pledged Issuer’s Jurisdiction	Securities Owned	% of issued and outstanding Securities of Pledged Issuer

Pledged Futures Accounts:

Pledged Futures Intermediary	Futures Account Number	Pledged Futures Intermediary’s Jurisdiction	Pledged Futures Contracts

    Registered trademarks and applications for trademark registrations:

Country	Trade-mark	Application No.	Application Date	Registration No.	Registration Date	Licenced to or by Debtor
(Y/N)

    Patents and patent applications:

Country	Title	Patent No.	Application Date	Date of Grant	Licenced to or by Debtor
(Y/N)[37]

    Copyright registrations and applications for copyright registrations:

Country	Work	Application No.	Application Date	Registration No.	Licenced to or by Debtor
(Y/N) [37]

    Industrial designs/registered designs and applications for registered designs:

Country	Design	Application No.	Application Date	Registration No.	Issue Date	Licenced to or by Debtor
(Y/N)